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                         SECURITIES PURCHASE AGREEMENT

                                  between

                         ANDREA ELECTRONICS CORPORATION

                                    and

                             SOCIETE GENERALE

                                dated as of

                              June 10, 1998

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                        SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of June 10, 1998, between ANDREA ELECTRONICS CORPORATION, a New York corporation (the "Company"), and Societe Generale, a bank organized under the laws of France (the "Purchaser").

                            W I T N E S S E T H :

     WHEREAS, the Company proposes to issue and sell to the Purchaser on a private placement basis pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and the Purchaser desires to purchase from the Company on such basis, an aggregate of U.S. $10,753,000 aggregate principal amount of the Company's 6% Convertible Notes Due June 10, 2000 (the "Notes"), on the terms and subject to the conditions set forth herein.

     WHEREAS, the Notes will be convertible into shares of common stock, par value $0.50 per share, of the Company (the "Common Stock"), pursuant to the terms of the Notes, and the holders of the Notes will have registration rights with respect to such shares of Common Stock issuable upon conversion of the Notes (the "Conversion Shares") pursuant to the terms of the Registration Rights Agreement dated as of the date hereof, between the Company and the Purchaser (the "Registration Rights Agreement").

     NOW THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

     SECTION 1.01. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:


     "Affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

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     "Capital  Stock"  means,  with  respect to any Person,  any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person.

     "Closing" has the meaning set forth in Section 2.02.

     "Commission" means the United States Securities and Exchange Commission.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Governmental Authority" means any federal, state or other political subdivision thereof and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Lamar Transaction" shall mean the purchase by the Company of all of the outstanding capital stock of Lamar Signal Processing, Ltd., an Israeli company, on May 5, 1998.

     "Material Adverse Effect" has the meaning set forth in Section 3.01.

     "Person"  means  an  individual  or  a  corporation,   partnership,  trust,
incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

     "SEC Reports" means the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and the Company's Current Report on Form 8-K filed on May 8, 1998.

     "Securities Act" means the Securities Exchange Act of 1933, as amended.

     "Transaction Documents" means, collectively, this Agreement, the Registration Rights Agreement and the Notes.

     "United States" has the meaning ascribed to such term in Rule 902(p) of Regulation S under the Securities Act.

     "U.S. Person" has the meaning ascribed to such term in Rule 902(o) of Regulation S under the Securities Act.

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                                 ARTICLE II
                              SALE AND PURCHASE

     SECTION 2.01. Agreement to Sell and to Purchase; Purchase Price. On the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, an aggregate of U.S. $10,753,000 aggregate principal amount of Notes at an aggregate purchase price of $10,000,000 (92.9973% of the aggregate principal amount thereof), payable in immediately available funds (the "Purchase Price"). A copy of the form of Note is attached as Exhibit A hereto and the terms thereof are hereby expressly incorporated by reference herein.

     SECTION 2.02. Closing. The closing of the sale and purchase of the Notes (the "Closing") shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall execute, issue and deliver the Notes to the Purchaser; (ii) the Purchaser shall pay the Purchase Price by wire transfer to the account designated by the Company in writing prior to the Closing; (iii) the Company shall pay the expenses set forth in Section 6.02 hereof by wire transfer to the account designated by the Purchaser in writing prior to the Closing; provided that if the Company and the Purchaser so agree, such expenses may be netted against the Purchase Price; (iv) the Company and the Purchaser shall execute and deliver the Registration Rights Agreement; (v) the Company shall deliver to the Purchaser a certificate executed by the secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Notes and the reservation and issuance of the Conversion Shares upon conversion of the Notes), which authorization shall be in full force and effect on and as of the date of such certificate, and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed any Transaction Document for or on behalf of the Company; and (vi) Brown & Wood LLP, as counsel to the Company, shall deliver to the Purchaser an opinion, dated the date of the Closing and addressed to the Purchaser, in form and substance acceptable to the Purchaser.

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                                 ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As a material inducement to the Purchaser to purchase the Notes, the Company hereby represents and warrants to the Purchaser that on and as of the date hereof:

     SECTION 3.01. Organization and Standing. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all authorizations, licenses, permits and certifications necessary to own its properties and assets and to carry on its business as it is now being conducted (and as described in the SEC Reports) and proposed to be conducted. The Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its businesses makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, assets, operations, properties, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, or any material adverse effect on the Company's ability to consummate the transactions contemplated by, and to execute, deliver and perform its obligations under, each of the Transaction Documents (a "Material Adverse Effect").

     SECTION 3.02. Securities of the Company. The authorized Capital Stock of the Company consists of 15,000,000 shares of Common Stock, of which 11,083,175 shares were issued and outstanding as of June 10, 1998. Except as set forth in the SEC Reports and the proposed increase in the number of authorized shares of Common Stock and the authority to issue up to 5,000,000 shares of preferred stock, which such increase and authority is set forth in the Company's preliminary proxy statement dated June 1, 1998 and are subject to the approval of the shareholders of the Company, the Company has no other authorized, issued or outstanding equity securities or securities containing any equity features, or any other securities convertible into, exchangeable for or entitling any person to otherwise acquire any other securities of the Company containing any equity features. All of the outstanding shares of Capital Stock of the Company have been duly and validly authorized and issued, and are fully paid and nonassessable. The Notes and all of the Conversion Shares have been duly and validly authorized. When issued against payment therefor as provided in this Agreement, the Notes will be validly issued and will constitute valid and enforceable obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effects of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity). When issued upon conversion of the Notes, the Conversion Shares will

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be validly issued, fully paid and nonassessable,
free and clear all preemptive rights, claims, liens, charges, encumbrances and security interests of any nature whatsoever. A sufficient number of shares of Common Stock has been duly reserved and will remain available for issuance upon conversion of the Notes. Except as set forth in the SEC Reports, there are no outstanding options, warrants, agreements, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Capital Stock of the Company or any other securities of the Company of any kind, other than options to purchase Common Stock granted under the Company's 1991 Performance Equity Plan, the Company's 1998 Stock Option Plan (the adoption of which is subject to shareholder approval) and the proposed issuance of 18,000 shares of Common Stock in connection with the payment of a finder's fee relating to the Lamar Transaction. Neither the issuance of the Notes nor the Conversion Shares is subject to any preemptive rights, rights of first refusal or other similar limitation. Except as otherwise required by law, there are no restrictions upon the voting or transfer of any shares of the Company's Capital Stock pursuant to the Company's organizational and other governing documents or any agreement or other instruments to which the Company is a party or by which the Company or its properties or assets are bound (other than Common Stock issued or issuable in connection with the Lamar Transaction). There are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Capital Stock.

     SECTION 3.03. Authorization; Enforceability. The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Transaction Documents, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Transaction Documents and to consummate the transactions contemplated thereby (other than any shareholder approval as may be required by the rules applicable to companies whose common stock is traded on the American Stock Exchange
("Amex")). No other corporate proceedings on the part of the Company are necessary and no consent of the shareholders of the Company is required for the valid execution and delivery by the Company of the Transaction Documents and the performance and consummation by the Company of the transactions contemplated thereby. The Company has duly executed and delivered each of the Transaction Documents. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

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     SECTION 3.04.  No  Violation;  Consents.  (a) The  execution,  delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby do not and will not (i) contravene the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its subsidiaries or any of its respective property or assets is bound, (ii) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default or give rise to an event of acceleration under any contract, lease, loan or credit agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it or any of its subsidiaries is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, security interest, charge or encumbrance of any kind upon any of the properties, assets or Capital Stock of the Company or any of its subsidiaries, or (iii) violate any provision of the organizational and other governing documents of the Company or any of its subsidiaries.

     (b) No consent, approval, authorization or order of, or filing or registration with, any court or Governmental Authority or other Person is required to be obtained or made by the Company for the execution, delivery and performance of the Transaction Documents or the consummation of any of the transactions contemplated thereby (other than the registration of the resale of the Conversion Shares with the SEC and pursuant to any state "blue sky" laws as contemplated by the Registration Rights Agreement and other than any shareholder approval as may be required by the rules applicable to companies whose common stock is quoted on Amex), except for those consents or authorizations previously obtained and those filings previously made.

     SECTION 3.05. Securities Act Representations. The Company has not offered or sold and will not offer or sell any Notes in this offering other than the Notes being sold to the Purchaser hereunder. Assuming the accuracy of the Purchaser's representations pursuant to Section 4.02 hereof, the sale of the Notes hereunder is, and the issuance of the Conversion Shares upon conversion of the Notes will be, exempt from the registration requirements of the Securities Act. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Notes or Conversion Shares. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security other than pursuant to this Agreement, under circumstances that would require registration under the Securities Act of the Notes to be issued under this Agreement. The Company is eligible to use Form S-3 under the Securities Act

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for a primary issuance of its securities and to file the Registration  Statement
(as defined in the Registration Rights Agreement) on Form S-3.

     SECTION 3.06. Solvency; No Default. (a) The Company is, and upon giving effect to the transactions contemplated hereby will be, Solvent (as defined below). "Solvent" means that, as of the date of determination, (i) the then fair saleable value of the assets of the Company exceeds the then total amount of its debts and other liabilities (including any guarantees and other contingent, subordinated, unmatured or unliquidated liabilities whether or not reduced to judgment, disputed or undisputed, secured or unsecured), (ii) the Company has sufficient funds and cash flow to pay its liability on its existing and anticipated debts as they become absolute and matured, (iii) final judgments against the Company in pending or threatened actions for money damages will not be rendered at a time when, or in an amount such that the Company will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions (other than amounts that would be remote) and the earliest reasonable time at which such judgments would be rendered), and (iv) the Company does not have unreasonably small capital with which to engage in its present or anticipated business.

     (b) The Company is not, and immediately after the consummation of the transactions contemplated hereby will not be, in default under or in violation of (whether upon the passage of time, the giving of notice or both), its organizational and other governing documents, or any provision of any security issued by the Company, or of any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its property or assets is bound) which default or violation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.07. No Brokers. No broker, finder, agent or similar intermediary is entitled to any broker's, finder's, placement or similar fee or other commission in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company.

     SECTION 3.08. SEC Reports; Financial Condition; No Adverse Changes. (a) The audited financial statements of the Company and the related notes thereto as at December 31, 1997 reported on by Arthur Andersen LLP, independent accountants, copies of which have heretofore been furnished to the Purchaser, present fairly the financial condition, results of operations and cash flows of the Company at such date and for the periods set forth therein. The unaudited balance sheets, statements of operations and statements of cash flows at and for the period ended March 31,

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 1998 (such  audited  and  unaudited  financial  statements,  collectively,  the
"Financial Statements"), copies of which have heretofore been furnished to the Purchaser, present fairly the financial condition, results of operations and cash flows of the Company at such date and for the periods set forth therein. The Financial Statements, including the related schedules and notes thereto (if any), have been prepared in accordance with generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect on the date of filing of such documents with the Commission, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) unless otherwise expressly stated therein. During the period from March 31, 1998 to and including the date hereof, except for the Lamar Transaction and the issuance of shares of Common Stock in connection therewith, there has been no sale, transfer or other disposition by the Company of any material part of the business, property or securities of the Company and no purchase or other acquisition of any business, property or securities by the Company material in relation to the financial condition of the Company.

     (b) Except as are fully reflected or reserved against in the Financial Statements and the notes thereto, there are no liabilities or obligations with respect to the Company or any of its subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (c) Since April 1, 1998, there has been no development or event, nor any prospective development or event known to the Company or any of its subsidiaries, or any litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a court or administrative agency of competent jurisdiction pending or, to the best knowledge of the Company, threatened or contemplated, or any action of any Governmental Authority, which has had or could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.09. Use of Proceeds; Federal Regulations. No part of the net proceeds from the sale of the Notes will be used for any purpose which violates the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     SECTION 3.10. Subsidiaries. As of the date hereof, the Company has the subsidiaries listed on Exhibit 21 of the Company's Annual Report on 10-K for the year ended December 31, 1997 and Lamar Signal Processing, Ltd.

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     SECTION 3.11. Disclosure. The representations and warranties of the Company in this Agreement and the statements contained in the SEC Reports and the schedules, certificates and exhibits furnished to the Purchaser by or on behalf of the Company in connection herewith do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements herein or therein not misleading. The SEC Reports contain all material information concerning the Company, and no event or circumstance has occurred or exists since March 31, 1998 which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Reports not misleading as of the date of the Closing but which has not been so disclosed. The Company hereby acknowledges that the Purchaser is and will be relying on the SEC Reports and the Company's representations, warranties and covenants contained herein in making an investment decision with respect to the Notes and Conversion Shares and will be relying thereon (together with future reports filed with the Commission) in connection with any transfer of Notes and Conversion Shares.

                                  ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby acknowledges, represents and warrants to the Company as follows:

     SECTION 4.01. Authorization; Enforceability; No Violations. (a) The Purchaser is a bank, duly organized, validly existing and in good standing under the laws of France, and has all requisite corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and to consummate the transactions contemplated hereby.

     (b) The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated  hereby  do not and  will not  violate  any  provision  of (i) such
Purchaser's organizational documents and (ii) any law, statute, rule, regulation, order, writ, injunction, judgment or decree to which such Purchaser is subject. Such Purchaser has duly executed and delivered this Agreement. Assuming the due execution hereof by the Company, this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

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     SECTION 4.02.  Securities Act  Representations;  Legends. (a) The Purchaser
understands that (i) the offering and sale of the Notes to be issued and sold hereunder is intended to be exempt from the registration requirements of the Securities Act; (ii) neither the Notes nor the Conversion Shares have been registered under the Securities Act or any other applicable securities laws and such securities may be resold only if registered under the Securities Act or if an exemption from such registration requirements is available; and (iii) the Company is required to register any resale of the Notes or the Conversion Shares under the Securities Act only to the extent provided in the Registration Rights Agreement.

     (b) The Notes to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account, for investment purposes, and not with a view to, or for sale in connection with, any distribution thereof or of Conversion Shares issuable upon conversion of the Notes in violation of the Securities Act or any other securities laws which may be applicable.

     (c) The Purchaser is not an affiliate of the Company (as such term is defined in the Securities Act).

     (d) The Purchaser is not a U.S. Person and, at the time the buy order for the Notes being purchased hereunder was originated, such Purchaser was outside of the United States.

     (e) The Purchaser (i) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Notes and is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Notes; (ii) believes that its investment in the Notes is suitable for it based upon its objectives and financial needs, and the Purchaser has adequate means for providing for its current financial needs and business contingencies and has no present need for liquidity of investment with respect to the Notes; (iii) has no present plan, intention or understanding and has made no arrangement to sell the Notes or the Conversion Shares at any predetermined time or for any predetermined price; (iv) has not purchased, sold or entered into, any put option, short position or similar arrangement with respect to the Common Stock, and will not, for so long as it owns any Notes or Conversion Shares, purchase, sell or enter into, any such option, position or understanding with any Conversion Shares and in any manner which violates the provisions of the Securities Act or the Exchange Act.

     (f) No oral or written statements or representations have been made to such Purchaser by or on behalf of the Company in connection with the offering and sale of the Notes hereunder other than those set forth in the SEC Reports, the Notes or as set forth herein, and such Purchaser is not subscribing for the Notes as a result of, or in response to, any advertisement, article, notice or other communication

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published  in any  newspaper,  magazine  or  similar  media  or  broadcast  over television or radio, or presented at any seminar or meeting.

     (g) The Purchaser acknowledges that the Securities Act restricts the transferability of securities, such as the Notes and Conversion Shares, issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereunder, and that, subject to Section
5.02 hereof, the certificates representing the Notes and the Conversion Shares will bear a legend in substantially the form included in the form of Note attached as Exhibit A hereto by which such Purchaser and each subsequent holder of such securities will be bound.

     (h) The Purchaser acknowledges that as the Common Stock is currently listed on a national securities exchange, Rule 144A under the Securities Act may not be available with respect to resales of the Notes or the Conversion Shares.

     SECTION 4.03. No Brokers. No broker, finder, agent or similar intermediary is entitled to any broker's, finder's, placement or similar fee or other commission in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser.

                                   ARTICLE V
                            COVENANTS OF THE COMPANY

     SECTION 5.01. Exemption from Registration. The Company will not make any offer to sell, solicit any offer to buy, agree to sell or sell any security or right to acquire any security, except at such time and in such manner so as not to cause the loss of any of the exemptions for the offer and sale of the Notes hereunder and for the issuance of the Conversion Shares upon conversion of the Notes from the registration requirements under the Securities Act or under the securities or "blue sky" laws of any jurisdiction in which such offer, sale or issuance is made. Without limiting the generality of the foregoing (and excluding any shares of Common Stock issuable to finders in connection with the Lamar Transaction), the Company will not make any offer to sell, solicit any offer to buy, agree to sell or sell any securities similar in tenor to the Notes or any Common Stock or right to acquire any securities similar in tenor to the Notes or any Common Stock during the period commencing on the date of the Closing and ending on the earlier to occur of (i) thirty (30) days after the effectiveness of initial Registration Statement (as defined in the Registration Rights Agreement) and (ii) one hundred and eighty (180) days thereafter, except for the shares of Common Stock issuable upon conversion of the Notes.

     SECTION 5.02 Transfer Restrictions. (a) The Purchaser acknowledges that any proposed offer, sale, pledge or other transfer of Notes or Conversion Shares prior to the date which is two (2) years from the Closing (or such other date as may be required pursuant to Rule 144 under the Securities Act (or similar successor provision) as in effect from time to time), in the absence of registration under the Securities Act, is limited. Accordingly, prior to such passage of time or such registration, the Notes or the Conversion Shares may be offered, sold, pledged or otherwise transferred only to (i) the Company, (ii) in an offshore transaction in accordance with Rule 904 under the Securities Act,
(iii) pursuant to any other exemption from registration provided by the Securities Act, and (iv) pursuant to Rule 144 under the Securities Act; in the case of any transfer pursuant to clause (ii), (iii) or (iv), the Company shall be entitled to receive an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that registration is not required in connection with such disposition. Any Notes or Conversion Shares sold to the Company may not be reissued or resold.

     (b) The Company agrees to issue certificates representing the Notes or Conversion Shares without the legend referenced in clause (a) above at such time as (i) the holder thereof is permitted to dispose of such Notes or Conversion Shares pursuant to Rule 144 (k) under the Act, (ii) such Notes or Conversion Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company) are able to dispose of such securities publicly without registration under the Act and such legend is no longer required to be included on the Notes or Conversion Shares or (iii) such Notes or Conversion Shares are sold in a registered offering under the Securities Act.

     (c) In the alternative to physical delivery of certificates for Conversion Shares, if delivery of the Conversion Shares pursuant to any conversion thereunder may be effectuated by electronic book-entry through The Depositary Trust Company ("DTC"), then delivery of Conversion Shares pursuant to such conversion shall, if requested by the Purchaser (or holder of Conversion Shares), settle by book-entry transfer through DTC by the third trading day following the Date of Conversion (as defined in the Note). The parties agree to coordinate with DTC to accomplish this objective.

     SECTION 5.03. Rules 144; Current Information. For so long as any Notes or Conversion Shares are outstanding, the Company will (i) cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, file all reports required to be filed by it under the Securities Act and the Exchange Act and will take such further actions as any Purchaser may reasonably request, all to the extent required from time to time to enable such Purchaser to sell Notes and Conversion Shares without registration under the Securities Act pursuant to the safe harbors and exemptions provided by Rule 144 under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (ii) furnish each Purchaser with all reports, proxy statements and registration statements which the Company files with the Commission or distributes to its securityholders pursuant to the Securities Act and the Exchange Act at the times of such filings and distributions. Upon the request of any Purchaser, the Company will deliver to such Purchaser a written statement as to whether it has complied with the foregoing requirements.

     SECTION 5.04. Reservation of Conversion Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, sufficient shares of Common Stock to provide for the issuance of the Conversion Shares from time to time as the Notes become convertible pursuant to their terms.

     SECTION 5.05. Stock Listing. The Company shall endeavor to have the Conversion Shares approved for listing, prior to issuance, upon the Amex or upon such other national securities exchange or the Nasdaq National Market or any similar system of automated dissemination of securities prices upon which the Common Stock is listed or traded at the time of issuance of such Conversion Shares.

                                ARTICLE VI
                               MISCELLANEOUS

     SECTION 6.01. Press Releases and Disclosure. No party hereto shall issue any press release or make any other public disclosure related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or public disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to all parties.

     SECTION 6.02. Expenses. Except as otherwise expressly provided for herein, the Company will pay all of its and all of the Purchaser's expenses (including attorneys' fees and expenses) up to $26,000 in connection with the negotiation of the Transaction Documents, the performance of the obligations of the Purchaser thereunder, and the consummation of the transactions contemplated thereby (whether consummated or not). Such Purchaser's expenses shall be payable at the Closing and may be netted against the Purchase Price otherwise payable by the Purchaser. In addition to the foregoing, as provided in the Registration Rights Agreement, the Company will also pay all of its and all of the Purchaser's expenses (including attorneys' fees and expenses) in connection with the review of the Registration Statement contemplated by the Registration Rights Agreement, the conduct of due diligence in connection therewith, and all matters related thereto; the Company agrees to promptly pay such expenses, as incurred by the Purchaser.

     SECTION 6.03. Notices. All notices, demands, requests, consents, approvals or other communications requwhich are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, to: Andrea Electronics Corporation, 11-40 45th Road, Long Island City, New York 11101, Attention: Patrick D. Pilch, Facsimile
No.: (718) 784-8457; with copies (which shall not constitute notice) to: Brown & Wood LLP, One World Trade Center, New York, New York 10048, Attention: Alan L. Jakimo, Esq., Facsimile No.: (212) 839-5599; and (ii) if to the Purchaser: c/o Societe Generale Securities Corporation, 1221 Avenue of the Americas, New York, New York, Attention: Guillaume Pollet, Facsimile No.: (212) 278-5467 with copies (which shall not constitute notice) to: Dorsey & Whitney LLP, 250 Park Avenue, New York, New York 10177, Attention: J. Eric Maki, Esq., Facsimile No. (212) 953-7201. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service.

     SECTION 6.04. Entire Agreement. This Agreement (together with the other Transaction Documents and all other documents delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

     SECTION 6.05. Amendment and Waiver. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification or waiver is sought to been forced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

     SECTION 6.06. Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by either the Company, on the one hand, or the Purchaser, on the other hand, without the prior written consent of the other parties hereto; provided that the Purchaser may assign or delegate its rights, duties and obligations hereunder to any Affiliate of the Purchaser. Except as provided in the preceding sentence, any purported assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other parties hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth above.

     SECTION 6.07. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

     SECTION 6.08. Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

     SECTION 6.09. Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

     SECTION 6.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     SECTION 6.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                         ANDREA ELECTRONICS CORPORATION


                              By:  /s/ Patrick Pilch
                              Name:     Patrick Pilch
                              Title: Executive Vice President,
                                       Chief Financial Officer

                              SOCIETE GENERALE


                              By:  /s/ Guillaume Pollet
                              Name:     Guillaume Pollet
                              Title:     Authorized Signatory

                                                                    EXHIBIT A

                           ANDREA ELECTRONICS CORPORATION

                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A) TO ANDREA ELECTRONICS CORPORATION (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; EACH HOLDER OF THIS CERTIFICATE AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY OR ANY SECURITY ISSUED UPON CONVERSION HEREOF IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY PROPOSED TRANSFER PURSUANT TO CLAUSES (B), (C) OR (D) ABOVE, THE COMPANY MAY REQUIRE THAT THE TRANSFEROR FURNISH IT WITH AN OPINION OF COUNSEL CONFIRMING THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", AND "UNITED STATES" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Certificate No.                                       U.S. $

FOR VALUE RECEIVED, ANDREA ELECTRONICS CORPORATION, a corporation duly organized and existing under the laws of the State of New York (the "Company"), hereby promises to pay to Societe Generale, or registered assigns, the principal sum of $ (or such lesser amount as a result of partial conversions of this Note as set forth on Schedule I hereto) on June 10, 2000, and to pay interest thereon in the manner set forth on the reverse hereof from June 10, 1998 at the rate of 6% per annum until the principal hereof is paid or made available for payment. Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: June 10, 1998          ANDREA ELECTRONICS CORPORATION


                              By:
                              Name:  Patrick D. Pilch
                        Title: Executive Vice President,
                             Chief Financial Officer

                               - REVERSE OF NOTE -

                           ANDREA ELECTRONICS CORPORATION

                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR INFORMATION AS TO THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE, THE HOLDER OF THIS NOTE MAY CONTACT THE CHIEF
FINANCIAL OFFICER OF ANDREA ELECTRONICS CORPORATION AT 11-40 45TH ROAD, LONG ISLAND CITY, NEW YORK, NEW YORK 11101.

1. ISSUANCE. This Note is one of a duly authorized issue of Notes of the Company designated as its 6% Convertible Notes Due June 10, 2000 in an aggregate principal amount of $10,753,000.

2. INTEREST. The Company promises to pay interest on the principal amount of this Note at the rate of 6% per annum; provided that the applicable rate of interest on this Note will increase to 17% per annum upon the occurrence of the events described in Section 3 below. Interest on this Note will accrue from June 10, 1998 until payment in full of the principal amount hereof has been made or duly provided for and will be based on the actual number of days and months elapsed and computed on a 360-day year consisting of twelve 30-day months. Interest shall be payable in arrears on the earlier to occur of (i) the date of conversion to Common Stock (as defined in Section 4 below) as provided herein of all or a portion of this Note (if this Note shall be converted in part, then interest only with respect to the portion of this Note so converted shall be payable at such time) and (ii) June 10, 2000 (the "Maturity Date"). Interest on this Note is payable to the holder of this Note registered on the books of the Company (the "Holder") at the option of the Company in the form of either (i) such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or (ii) the number of full shares of Common Stock which the amount of interest payable would entitle the Holder to acquire based upon a price per share equal to the Conversion Price (as defined in Section 4 below). The Company shall notify the Holder in writing within three (3) business days of the date Notice of Conversion by the Holder is received by the Company or three business days prior to the Maturity Date, as applicable, of the form in which the Company elects to pay accrued interest. In the event the Company fails to timely provide such notice, payments of interest shall be in Common Stock.

3. PRINCIPAL. On the Maturity Date, upon surrender of this Note by the Holder to the Company, the Company shall pay to the Holder the outstanding principal amount hereof in such coin or currency of the United States of America

                                     -A2-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

as at the time of payment is legal tender for payment of public and private debts, together with accrued interest on such outstanding principal amount as set forth in Section 2 above.

4.  CONVERSION.

     (a)  Conversion  Price;  Amount;  Maximum Share  Issuance.  Subject to this
Section 4, the Holder of this Note has the right to convert this Note, in whole or from time to time in part, into shares of common stock, par value $.50 per share, of the Company (the "Common Stock"). The price at which the Holder may convert this Note (or any portion thereof) into shares of Common Stock (the "Conversion Price") shall be the lesser of (i) $16.125 (the "Maximum Conversion Price") and (ii) the average of the two lowest Closing Prices (as defined below) of the Common Stock during the 30 trading days preceding (but excluding) the Date of Conversion (as defined below). The "Closing Price" with respect to the per share price of Common Stock on any day means the last reported bid price regular way on the American Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such national market system, the closing bid price in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose. In lieu of any fractional share of Common Stock to which the Holder would otherwise be entitled upon conversion of this Note (or portion thereof), the number of shares of Common Stock issuable upon conversion of this Note shall be rounded up to the nearest whole number. In the case of a dispute as to the calculation of the Conversion Price, the Holder's calculation shall be deemed conclusive absent manifest error.

     The maximum number of shares of Common Stock (the "Maximum Share Issuance") issuable upon conversion of the entire aggregate principal amount of the Notes (including shares of Common Stock which the Company elects to issue in payment of interest as provided in Section 2 hereof) is 2,100,000 (subject to adjustment for stock splits, stock dividends, reclassification or other similar events). As of the date which the Maximum Share Issuance has occurred, the interest rate payable on the remaining unconverted portion of this Note shall permanently increase to 17% per annum.

                                     -A3-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

     The Holder of this Note shall be entitled to convert this Note into Common Stock at any time beginning on the earlier to occur of (i) 120 days following the date of original issuance of this Note (or any predecessor security) and
(ii) the date that a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Notes is declared effective by the Securities and Exchange Commission. The last date on which this Note may be converted is three (3) business days prior to the Maturity Date. Subject to the foregoing, the Holder may convert a portion of this Note into Common Stock at any time if the portion converted (exclusive of accrued interest with respect thereto) is equal to or exceeds $10,000.

     Notwithstanding any other provision of this Section 4, as of any date prior to the Maturity Date, the aggregate number of shares of Common Stock into which this Note, all other Notes and all other securities convertible into Common Stock held by the Holder of this Note and its affiliates shall be convertible, together with the shares of Common Stock then beneficially owned (as defined in the U.S. Securities Exchange Act of 1934, as amended) by such Holder and its affiliates (excluding shares of Common Stock otherwise deemed beneficially owned as a result of the convertibility of the Notes held by the Holder or its affiliates), shall not exceed 4.9% of the total outstanding shares of Common Stock as of such date.

     (b) Mechanics of Conversion. To convert this Note (or a portion thereof) the Holder must (i) complete and sign the Notice of Conversion set forth as Exhibit A to this Note (the "Notice of Conversion") and deliver the Notice of Conversion to the Company as herein provided and (ii) on or prior to the date on which delivery of Common Stock is required to be made hereunder, (x) deliver this Note, duly endorsed, to the Company and (y) pay any transfer or similar tax if required. The Holder shall surrender this Note and the Notice of Conversion to the Company (with an advance copy by facsimile of the Notice of Conversion). The date on which Notice of Conversion is given (the "Date of Conversion") shall be deemed to be the date of receipt by the Company of the facsimile of the Notice of Conversion, provided that this Note is received by the Company within five (5) business days thereafter. The Company shall not be obligated to cause the transfer agent for the Common Stock (the "Transfer Agent") to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either this Note has been received by the Company or, if this Note has been lost, stolen or destroyed, the Holder executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note.

                                     -A4-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

     The Company shall cause the Transfer  Agent to issue and deliver within two
(2) business days after delivery to the Company of this Note to the Holder of this Note at the address of the Holder on the books of the Company, as contemplated by the Securities Purchase Agreement or as otherwise directed pursuant to the Notice of Conversion, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Notwithstanding that the Holder is required to deliver this Note, duly endorsed, within five (5) business days after the Date of Conversion, if this Note is not received by the Company within ten (10) business days after the Date of Conversion, the Notice of Conversion shall become null and void.

     Following conversion of this Note, or a portion thereof, the principal, together with the interest payable on this Note, or portion thereof so converted, will be deemed paid in full and satisfied, and such Note or portion thereof will no longer be outstanding. In the event this Note is converted in part, the Company will issue to the Holder a new Note in a principal amount equal to the portion of this Note not converted.

     (c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, or both, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Notes and all other securities of the Company convertible or exchangeable into Common Stock.

     (d)  Adjustment to Maximum Conversion Price.

          (i) If, prior to the conversion of the entire principal amount of this Note, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend of shares of Common Stock or other shares of capital stock, reclassification or other similar event, the Maximum Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares or other similar event, the Maximum Conversion Price shall be proportionately increased, in each case, such that the Holder of this Note will have the right to receive upon conversion of this Note the number of shares of Common Stock (or other shares of Capital Stock) of

                                     -A5-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

the Company (notwithstanding the limitation set forth in the third paragraph of Section 4(a)) which such Holder would have been entitled to receive had the Holder converted this Note immediately prior to such action.

          (ii) If, prior to the conversion of the entire principal amount of this Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event (a "Conversion Reclassification Event"), as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the Company or the same or another class or classes of stock or securities of the Company or another entity, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and the terms and conditions specified herein, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore receivable upon the conversion of this Note (irrespective of the limitations set forth in Section 4(a)) had such Conversion Reclassification Event not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note such that the provisions hereof (including, without limitation, provisions for adjustment of the Maximum Conversion Price and of the number of shares issuable upon conversion of this Note) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion of this Note. The Company shall not effect any Conversion Reclassification Event unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holder of this Note such shares of stock and/or securities as the Holder of this Note is entitled to receive upon conversion in accordance with the foregoing.

          (iii) In addition to the adjustments set forth above, if the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase securities other than Common Stock, then the Maximum Conversion Price shall be adjusted in such a manner as shall be agreed to by the Company and the Holder as shall fairly preserve the economic rights and benefits of the Holder as contemplated by this Note. In the event that within 15 days of any such event, the Company and the Holder do not reach an agreement as to the appropriate adjustment, the Company shall retain, and pay for, a nationally recognized investment bank or accounting firm to determine the appropriate adjustment as soon as possible, but in any event not later than 45 days from the date of such event.

                                     -A6-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

          No adjustment shall be required for cash dividends or distributions except to the extent that any such cash dividend or distribution made on any date would, upon payment, cause the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive) of all such dividends and distributions which have occurred on such date and during the 365-day period immediately preceding such date (other than any dividends or distributions in respect of which an adjustment to the Maximum Conversion Price pursuant to this Section 4(d) had previously been made) exceed the product of (x) .20 times (y) the Closing Price on the record date for such most recent dividend or distribution times (z) the number of shares of Common Stock outstanding on such date.

          (iv) In the event that the Company shall at any time after the date of the issuance of this Note (A) issue shares of Common Stock without consideration (other than in the form of a dividend) or at a price per share less than the Closing Price on the date of issue, (B) issue options, rights or warrants to subscribe for or purchase Common Stock (or securities convertible into Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the Closing Price of the Common Stock on the date of issue or (C) in the case of securities convertible into Common Stock having a conversion price less than the Closing Price of the Common Stock on the date of conversion, the Maximum Conversion Price to be in effect after the date of such issuance shall be adjusted by multiplying the Maximum Conversion Price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be issued (or the aggregate initial conversion price of the convertible securities so to be issued) would purchase at the Closing Price on the date of such issue and of which the denominator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of additional shares of Common Stock to be issued (or into which the convertible securities so to be issued are initially convertible). In case the subscription price for such securities may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive. Such adjustment shall be made successively whenever the date of such issuance is fixed and, in the event that such shares or option, rights or warrants (or portions thereof)

                                     -A7-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

expire without being issued, the Maximum Conversion Price shall again be adjusted to reflect such occurrence.

          (v) If any adjustment under this Section 4(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

5. RANKING. The Notes constitute senior unsecured indebtedness of the Company, rank pari passu in right of payment with other unsubordinated and unsecured indebtedness of the Company and rank senior in right of payment to all subordinated indebtedness of the Company.

6. REGISTERED HOLDER. The Company may for all purposes treat the registered holders on its books and records of this Note as the Holder.

7. DENOMINATIONS. Notes (and any Note issued in exchange, upon transfer or upon conversion) may be issued in a minimum principal amount of $100,000 (or such lesser amount upon a conversion in part of a Note provided such lesser amount represents such Holder's entire holding of Notes).

8.  EVENTS OF DEFAULT.

     (a) An "Event of Default" under this Note occurs if:

          (1) the Company defaults in effecting a conversion of this Note in accordance with the provisions hereof and such default continues for a period of 10 days (which period shall be 60 days in the event that the Company defaults in effecting a conversion of this Note solely as a result of the requirements of the exchange or market on which its Common Stock is then trading to obtain shareholder approval to effect such issuance, and the Company is diligently proceeding to obtain such approval);

          (2) the Company defaults in the payment of the principal of or interest on this Note when the same becomes due and payable;

                                     -A8-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

          (3) the Company fails to comply in any material respect with any of its agreements in this Note or the provisions of the Securities Purchase
Agreement (the "Securities Purchase Agreement") or the Registration Rights Agreement, each dated as of the date of the original issuance of this Note between the Company and the original Holder of this Note (other than those referred to in clauses (1) and (2) above), and such failure continues for 30 days after the notice specified below (or 75 days in the event that the Company has undertaken in good faith to cure such failure and such failure is reasonably likely to be cured within such period);

          (4) indebtedness of the Company or any subsidiary is not paid within any applicable grace period after maturity or is accelerated by the holders thereof because of a default, the total amount of such indebtedness unpaid or accelerated exceeds $2,500,000 and such default continues for 10 days after the notice specified below;

          (5) the Company or any subsidiary pursuant to or within the meaning of any federal or state bankruptcy, insolvency or other law for the relief of debtors ("Bankruptcy Law"):

               (A)  commences a voluntary case or proceeding;

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

               (C) consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law (a "Custodian") of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any subsidiary in an involuntary case or proceeding;

                                     -A9-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

               (B) appoints a Custodian of the Company or any subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Company or any subsidiary;

or similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

          (7) any final judgment or decree for the payment of money in excess of $2,500,000 (to the extent not covered by insurance) is rendered against the Company or any subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or
(B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified below.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     A default under clause (3), (4) or (7) above is not an Event of Default until the Holder of this Note notifies the Company of such default and the Company does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company shall deliver to the Holder of this Note, within 30 days after the occurrence thereof, written notice of any event which with the giving of notice, the lapse of time or both would become an Event of Default under clause
(3), (4) or (7) above, its status and what action the Company is taking or proposes to take with respect thereto.

     (b) If an Event of Default (other than an Event of Default specified in clauses (5) or (6) above) occurs and is continuing, the Holder of this Note may declare the principal of and accrued interest on this Note to be immediately due and payable and upon such declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in clauses (5) or (6) above

                                     -A10-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

occurs, the principal of and interest on this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder of this Note.

9. NO AMENDMENT. No provision of this Note may be amended, altered or modified without the written agreement of the Holder and the Company.

10. NO VOTING RIGHTS. This Note shall not entitle the Holder hereof to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to attend any meetings of stockholders or any other proceedings of the Company.

11. LOST OR DESTROYED NOTE. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.

12. SALES IN COMPLIANCE WITH APPLICABLE LAW. The Holder of this Note, by acceptance hereof, agrees that it will not offer, sell or otherwise dispose of this Note or the shares of Common Stock issuable upon conversion hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state blue sky laws relating to the sale of securities and the Holder agrees to provide the Company with such documentation as the Company shall deem necessary in accordance with this Note and the Securities Purchase Agreement to demonstrate that such offer, sale or disposition complies with applicable securities laws.

13. GOVERNING LAW. This Note shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

14. BUSINESS DAY DEFINITION. For purposes hereof, the term "business day" shall mean any day on which banks are generally open for business in the City of New York.

                                     -A11-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

15. NOTICE. Any notice or other communication required or permitted to be given hereunder shall be given as provided herein or delivered against receipt if to
(i) the Company at 11-40 45th Road, Long Island City, New York 11101;  Facsimile
No.: 718-784-8457, Attention: Executive Vice President, Chief Financial Officer and (ii) the Holder of this Note, to such Holder at its last address as shown on the Note register (or to such other address as any such party shall have furnished to the Company in writing). Any notice or other communication mailed or otherwise delivered shall be deemed given at the time of receipt thereof.

                                     -A12-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

16.  WAIVER.

     (a) The Company hereby waives presentment for payment, notice of dishonor, protest and notice of protest and, in the event of default hereunder, the Company agrees to pay all costs of collection, including reasonable attorneys' fees.

     (b) Any waiver by the Company or the Holder hereof of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder hereof to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.
Any waiver must be in writing.

17. UNENFORCEABLE PROVISIONS. If any provision of this Note is invalid, illegal or unenforceable, the remaining provisions of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                                     -A13-

                                                          SCHEDULE I


               REDUCTION OF PRINCIPAL AMOUNT ON CONVERSION

    The following reductions of the principal amount of this Note upon partial conversions thereof have been made:


                     Principal                          Notation Made
                     Amount of     Aggregate Principal  by or on Behalf
Date of Conversion   Reduction     Amount resulting     of Company
------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

------------------   ---------     -------------------  ---------------

                                     -A14-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000


               ANDREA ELECTRONICS CORPORATION - NOTICE OF CONVERSION

                      6% CONVERTIBLE NOTE DUE JUNE 10, 2000

(To be executed by the Holder in order to convert the Note or portion thereof)

The undersigned hereby irrevocably elects to convert [the entire principal amount] [$ principal amount] of Note No. into shares of Common Stock, $.50 par value (the "Common Stock"), of Andrea Electronics Corporation (the "Company") as of the Date of Conversion (which shall be the date of receipt by facsimile by the Company of this Notice of Conversion). If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates as reasonably requested by the Company or its Transfer Agent. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Note shall be made pursuant to registration under the Securities Act or in compliance with an exemption from registration under the Securities Act. The undersigned also represents and warrants that the number of shares of Common Stock to be received upon conversion, together with the shares of Common Stock beneficially owned by the undersigned (and its affiliates) on the Date of Conversion (excluding shares of Common Stock otherwise deemed beneficially owned as a result of the convertibility of such Notes held by the undersigned a its affiliates), do not exceed 4.9% of the outstanding shares of Common Stock of the Company (as set forth in the Company's most recent filing with the Securities and Exchange Commission unless the Company shall notify the Holder that a greater or lesser number of shares is outstanding).

If the stock certificate is to be made out in another person's name, fill in the form below:






     (Print or type other person's name, address and zip code)

 (Insert assignee's U.S. social security or tax identification number, if any)

Conversion calculations:
                                               ------------------
                                               Date of Conversion

                                               ------------------
                                               Applicable Conversion Price

----------------------                         $
Total number of shares                         -------------------
(assuming interest payable                     Accrued Interest
 in shares)
                                               [Name of Holder]

                                       By:
                                      Name:
                                     Title:

                                     -A15-

                            ANDREA ELECTRONICS CORPORATION
                        6% CONVERTIBLE NOTE DUE JUNE 10, 2000

                                  ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to



---------------------------------------------------------------
     (Print or type assignee's name, address and zip code)


---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------
(Insert assignee's social security or tax identification number, if any)

and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
       --------------                           -------------------------
                                               (Sign exactly as your name
                                               appears on the face  of
                                               this Note)


                                    -A16-